UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2023

Elastic N.V.
(Exact name of registrant as specified in its charter)

The Netherlands
(State or other jurisdiction
of incorporation)

001-38675
(Commission File Number)

98-1756035
(I.R.S. Employer
Identification Number)
 Not Applicable1
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: Not Applicable1

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Ordinary Shares, €0.01 Par Value	ESTC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

1 We are a distributed company. Accordingly, we do not have a principal executive office. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, any shareholder communication required to be sent to our principal executive offices may be directed to the email address ir@elastic.co.

Item 8.01. Other Events.

On December 11, 2023, Elastic N.V. (the “Company” or “Elastic”) publicly announced the appointment of Mark Dodds as Chief Revenue Officer effective December 7, 2023.

Prior to joining Elastic, Mr. Dodds, 57, served in multiple leadership positions spanning 23 years at Cisco Systems, Inc., a global digital communications company, most recently as Senior Vice President, Global Services & Software Sales from August 2020 to December 2022 and before that as Senior Vice President, Global Enterprise Segment from July 2018 to August 2020. Mr. Dodds earned a B.S. in marketing from Clemson University.

In connection with his appointment, Mr. Dodds entered into an employment letter with the Company. The employment letter does not have a specific term and provides that Mr. Dodds will serve as an at-will employee. Mr. Dodds will receive a one-time sign-on bonus of $200,000, his initial annual base salary will be $500,000, and he will be eligible for an annual target cash incentive payment equal to 60% of his annual base salary. In addition, Mr. Dodds will be granted an equity award that will be settled in ordinary shares of Elastic with an aggregate approximate value of $10,000,000. The equity award will be in the form of a restricted stock unit award, which will vest over a 4-year period in 16 equal quarterly installments, subject to Mr. Dodds’ continuous service with Elastic or its affiliates through each vesting date. The award will be subject to terms set forth in the Elastic N.V. Amended and Restated 2012 Stock Option Plan, the applicable award agreement under the plan, and the Company’s equity grant practices in effect from time to time.

Mr. Dodds also entered into the Company’s standard change in control and severance agreement. The change in control and severance agreement provides for specified severance payments and benefits if Mr. Dodds’ employment is terminated other than for “cause” (as defined in the agreement) or if he resigns for “good reason” (as defined in the agreement), subject to Mr. Dodds satisfying certain other terms as set forth in the agreement. Mr. Dodds also entered into the Company’s standard indemnification agreement. The indemnification agreement will provide indemnification for certain liabilities that may arise by reason of his status or service. The Company’s forms of change in control and severance agreements and indemnification agreements are filed as Exhibit 10.3 and Exhibit 10.1, respectively, to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the Securities and Exchange Commission on June 16, 2023.

There are no family relationships between Mr. Dodds and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Dodds that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Dodds and any other persons pursuant to which he was appointed Chief Revenue Officer.

On December 11, 2023, the Company issued a press release announcing the appointment of Mr. Dodds as Chief Revenue Officer, which is filed as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit	Description
99.1	Press Release of Elastic N.V. dated December 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2023

ELASTIC N.V.

By:	/s/ Janesh Moorjani
Name:	Janesh Moorjani
Title:	Chief Financial Officer and Chief Operating Officer